EXHIBIT 23.2



                         Consent of Independent Auditors

The Board of Directors and Stockholders
of Access Pharmaceuticals, Inc.

We consent to the incorporation by reference of our report dated September 21, 1995, relating to statements of operations, stockholders' equity and cash flows for the year ended December 31, 1994, and the period February 24, 1988 (inception) through December 31, 1994 which report appears in the December 31, 1996 annual report on Form 10-K of Access
Pharmaceuticals, Inc.




                                                          /s/ Smith Anglin & Co.
                                                          ----------------------
                                                              Smith Anglin & Co.
Dallas, Texas
March 27, 1997